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FRONTIER INSURANCE GROUP, INC.               1995 FORM 10-K          EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-30217, No. 33-39638, and No. 33-77332) pertaining to the
Incentive and Non-Incentive Stock Option Plans of Frontier Insurance Group, Inc. of our report dated March 15, 1996, with respect to the consolidated financial statements and schedules of Frontier Insurance Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.






                                                /S/       Ernst & Young LLP
                                                -------------------------------



New York, New York
March 26, 1996

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